Exhibit 99.1

Contacts:

Brad W. Buss

EVP Finance & Administration and CFO

(408) 943-2754

Joseph L. McCarthy

Director, Corporate Communications

(408) 943-2902

FOR IMMEDIATE RELEASE

Cypress Reports First-Quarter 2013 Results

SAN JOSE, Calif., April 18, 2013—Cypress Semiconductor Corp. (NASDAQ: CY) today announced its first-quarter 2013 results, which included the following highlights and remarks from its president and CEO, T.J. Rodgers.

•	Revenue and earnings exceeded guidance

•	Book-to-bill was above 1.0 after four consecutive sub-unity quarters in 2012

•	Inventory decreased 14% sequentially

•	Dividend yield was 4% with a favorable tax treatment

Fellow shareholders:

Our revenue and earnings for the quarter are shown below, compared with those of the prior quarter and prior year:

(In thousands, except per-share data)

	NON-GAAP			GAAP
	Q1 2013	Q4 2012	Q1 2012	Q1 2013	Q4 2012	Q1 2012
Revenue	$172,728	$180,283	$185,089	$172,728	$180,283	$185,089
Gross margin	50.7%	51.5%	55.7%	45.8%	46.7%	49.6%
Pretax margin	2.5%	4.4%	11.3%	-16.6%	-12.9%	-9.4%
Net income (loss)	$4,579	$8,300	$20,530	$(28,195)	$(22,219)	$(19,460)
Diluted EPS (loss per share)	$0.03	$0.05	$0.12	$(0.19)	$(0.15)	$(0.13)

First quarter revenue declined 4% sequentially, a rate slightly less than our normal seasonal decline. Our book-to-bill was 1.04, which marked the first time it has been above unity in a year. All divisions and major product lines increased book-to-bill sequentially. We thus expect solid sequential revenue growth in the second quarter for all divisions—the first quarter of 2013 was the bottom of the 2012 semiconductor slump for us.

As we have committed to shareholders, our entire company has managed operating expenses very tightly, resulting in a 3% opex decline in the first quarter, which normally has higher expenses due to higher payroll taxes. Given that attention to cost control, we now expect to grow operating income at a rate greater than revenue for the remainder of 2013.

BUSINESS REVIEW

+ Our non-GAAP4 consolidated gross margin for the first quarter was 50.7%, down 0.8 percentage points from the previous quarter as expected due mainly to factory under-utilization and Ramtron one-time, inventory-related charges. Our GAAP first-quarter consolidated gross margin was 45.8%.

+ Net inventory at the end of the first quarter was $109.2 million, down $18.4 million or 14% from the fourth quarter. This figure includes $38.5 million of inventory acquired from Ramtron.

+ Cash and investments for the first quarter totaled $101.6 million, a decrease of $15.6 million from the prior quarter. During the quarter we used $15.6 million to pay certain one-time final Ramtron-related items and $15.8 million to pay our regular quarterly dividend.

NET SALES SUMMARY

(In thousands, except percentages)

(Unaudited)

	THREE MONTHS ENDED
Business Unit	March 31, 2013	December 30, 2012	April 1, 2012	Sequential Change	Year-over- Year Change
PSD[1]	$65,505	$81,405	$79,569	-20%	-18%
MPD[1]	82,229	77,421	81,879	6%	0%
DCD[1]	22,747	20,170	21,912	13%	4%
ETD[1,2]	2,247	1,287	1,729	75%	30%

Total	$172,728	$180,283	$185,089	-4%	-7%

Geographic
China and ROW	64%	68%	60%	-4%	4%
Americas	17%	16%	19%	1%	-2%
Europe	11%	9%	12%	2%	-1%
Japan	8%	7%	9%	1%	-1%

Total	100%	100%	100%	0%	0%

Channel
Distribution	74%	75%	71%	-1%	3%
Direct	26%	25%	29%	1%	-3%

Total	100%	100%	100%	0%	0%

1.	PSD, Programmable System Division; DCD, Data Communications Division; MPD, Memory Products Division: ETD, Emerging Technology Division.
2.	“Emerging Technology” includes businesses outside our core semiconductor businesses outlined in footnote 1. Includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry-support business.

FIRST-QUARTER 2013 HIGHLIGHTS

+ Cypress featured its new PSoC® 4 programmable system-on-chip architecture on the cover of the Annual Report. PSoC 4 combines an ARM Cortex™-M0 32-bit processor with PSoC’s programmable precision analog circuitry, programmable digital blocks, fully routable I/Os, and our CapSense® capacitive touch technology for $1. It is the most important chip Cypress has ever brought to market.

+ Toyota has selected Cypress’s PSoC-powered TrueTouch® and CapSense controllers for the capacitive touchscreen and capacitive buttons and sliders in the 2013 Toyota Avalon. Toyota uses TrueTouch to drive the 7-inch touchscreen, the navigation system, and the infotainment controls in the Avalon’s center stack. CapSense also runs the capacitive buttons and sliders for the Avalon’s audio and climate control systems.

+ Cypress and Newark element14 announced that customers can pre-order the new PSoC 4 Pioneer Development Kit from the element14 website (www.newark.com/element14). The powerful new kit costs only $25 and enables designers to discover the capabilities of the new PSoC 4 architecture. The kit is highly expandable via daughter cards that enable customers to select from a variety of third-party expansion boards.

+ Cypress introduced the PSoC Creator™ 2.2 Integrated Design Environment (IDE) for its PSoC 3 and PSoC 5LP programmable system-on-chip families. Creator 2.2 enables the concurrent hardware and firmware design of systems using PSoC. The software includes seven new PSoC Components™— free “Virtual Chips” used to integrate multiple ICs and system interfaces into one PSoC device. The software release simplifies and accelerates designs, and it enables designers to generate their own system chips with custom datasheets.

+ Cypress introduced its next-generation Gen5 TrueTouch touchscreen controller. Gen5 shatters industry standards for immunity to the electrical noise generated by cell phone chargers and other accessories that literally can render a cell phone non-functional. This unprecedented noise immunity enables handset designers to leverage innovative manufacturing techniques for touch products, such as the integration of touch sensors directly into displays. Gen5 also delivers the industry’s best waterproofing and the ability to track touches even through gloves.

+ HUAWEI has chosen Cypress’s TrueTouch Gen4 controllers to drive the “Magic Touch” feature in the new Ascend Mate smartphone. Magic Touch lets users accurately navigate the touchscreen even with thick gloves on, solving a persistent problem for customers in cold-weather climates. The Ascend Mate also leverages the TrueTouch solution for outstanding water rejection and unmatched touchscreen performance in the presence of electronic noise sources.

+ China-based ZTE, the world’s fourth-leading provider of mobile phones, has selected Cypress’s TrueTouch Gen4 solution to implement the dynamic, 5-inch, 1,080-pixel multitouch display for its Nubia Z5 smartphone.

+ Cypress internal startup AgigA Tech, a provider of high-speed, high-density, battery-free non-volatile memory solutions, has been named a finalist in the internationally renowned 2013 Edison Awards™ competition of new high-technology products.

+ Cypress announced that DRS Technologies will transfer its state-of-the-art microbolometer technology to Cypress’s wafer fabrication facility in Bloomington, Minnesota. The technology is used for thermal imaging products, which capture low-light images for applications such as night vision security cameras. The exclusive agreement will enable DRS to make its manufacturing more efficient.

+ Cypress announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share, payable to holders of record of the company’s common stock as of the close of business on March 28, 2013. This dividend will be paid today, April 18, 2013.

ABOUT CYPRESS

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the flagship PSoC 1, PSoC 3, PSoC 4, and PSoC 5 programmable system-on-chip families. Cypress is the world leader in capacitive user interface solutions including CapSense touch sensing, TrueTouch touchscreens, and trackpad solutions for notebook PCs and peripherals. Cypress is the world leader in USB controllers, which enhance connectivity and performance in a wide range of consumer and industrial products. Cypress is also the world leader in SRAM and nonvolatile RAM memories. Cypress serves numerous major markets, including consumer, mobile handsets, computation, data communications, automotive, industrial, and military. Cypress trades on the NASDAQ Global Select Market under the ticker symbol CY. Visit Cypress online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans, expectations for Q2 2013 and the remainder of fiscal year 2013 and beyond are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market, the strength and growth of our proprietary and programmable products, our expectations regarding our Q2 2013 financial results, including the solid sequential revenue growth we expect as well as the growth rate of our operating income, as well as our earnings, margins, profit and cash flow; the results of our return on capital strategies and cost-saving measures, including our dividend and stock repurchase programs; our expectations regarding the demand for our products and how our products are expected to perform, as well as our future design win activity and market share gains. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due a variety of uncertainties and risk factors, including, but not limited to, our ability to close and successfully integrate Ramtron into our operations, the state of and future of the global economy, business conditions and growth trends in the semiconductor market, whether our products perform as expected, whether the demand for our proprietary and programmable products is fully realized, whether our product and design wins result in increased sales, our ability to manage our business to have strong earnings, reduce operating expenses and cash flow leverage, factory utilization, the strength or softness of the markets we serve, our ability to maintain and improve our gross margins and realize our bookings, the seasonality of the markets we serve, the financial performance of our subsidiaries and Emerging Technology Division, and other risks described in our filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Statements made in this release that are not historical in nature and that refer to Cypress plans and expectations for the future, including, but not limited to, the Company’s future financial performance and results of operations, design-win penetration, cost-management strategies, competitive position and product offerings, set forth above are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Our actual results may differ materially due a variety of factors, including but not limited to the risks identified in this press release as well as in our filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to Cypress as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement. We use words such as “anticipates,” “believes,” “expects,” “future,” “look forward,” “planning,” “intends” and similar expressions to identify such forward-looking statements.

Cypress, the Cypress logo, PSoC, CapSense and TrueTouch are registered trademarks, and PSoC Creator and PSoC Components are trademarks of Cypress Semiconductor Corp. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2013	December 30, 2012
ASSETS

Cash, cash equivalents and short-term investments	$101,626	$117,210
Accounts receivable, net	132,640	82,920
Inventories, net (a)	109,188	127,596
Property, plant and equipment, net	263,127	274,427
Goodwill and other intangible assets, net	111,171	113,410
Other assets	118,342	116,066

Total assets	$836,094	$831,629

LIABILITIES AND EQUITY

Accounts payable	$51,439	$58,704
Deferred margin on sales to distributors	167,411	131,192
Income tax liabilities	44,193	47,454
Other liabilities	188,702	185,418
Long-term revolving credit facility	232,000	232,000

Total liabilities	683,745	654,768

Total Cypress stockholders’ equity	157,032	180,900
Noncontrolling interest	(4,683)	(4,039)

Total equity	152,349	176,861

Total liabilities and equity	$836,094	$831,629

(a)	Net inventories include $2.4 million and $2.8 million of capitalized inventories related to stock compensation expense, as of March 31, 2013 and December 30, 2012, respectively.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

ON A GAAP BASIS

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	March 31, 2013	December 30, 2012	April 1, 2012
Revenues	$172,728	$180,283	$185,089
Cost of revenues	93,682	96,089	93,308

Gross margin	79,046	84,194	91,781
Operating expenses:
Research and development	49,330	47,074	47,968
Selling, general and administrative	45,442	52,182	60,494
Amortization of acquisition-related intangibles	2,009	1,827	731
Restructuring charges	11,440	2,976	228
Loss on divestiture	—	1,605	—

Total operating expenses, net	108,221	105,664	109,421

Operating loss	(29,175)	(21,470)	(17,640)
Interest and other income (loss), net	483	(1,749)	334

Loss before income taxes	(28,692)	(23,219)	(17,306)
Income tax provision (benefit)	146	(416)	2,465

Loss, net of taxes	(28,838)	(22,803)	(19,771)
Adjust for net loss attributable to noncontrolling interest	643	584	311

Net loss attributable to Cypress	$(28,195)	$(22,219)	$(19,460)

Net loss per share attributable to Cypress:
Basic	$(0.19)	$(0.15)	$(0.13)
Diluted	$(0.19)	$(0.15)	$(0.13)
Cash dividend per share	$0.11	$0.11	$0.11
Shares used in net loss per share calculation:
Basic	145,689	143,605	154,022
Diluted	145,689	143,605	154,022

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2013
	PSD (b)	MPD (b)	DCD (b)	Core Semi (c)	Emerging Technologies (d)	Consolidated
GAAP gross margin	$25,710	$45,781	$9,557	$81,048	$(2,002)	$79,046
Stock-based compensation expense	1,372	1,723	476	3,571	47	3,618
Changes in value of deferred compensation plan	160	201	56	417	5	422
Impairment of assets and other	1,633	2,051	567	4,251	56	4,307
Acquistion-related expense	46	58	16	120	2	122

Non-GAAP gross margin	$28,921	$49,814	$10,672	$89,407	$(1,892)	$87,515

	Three Months Ended December 30, 2012
	PSD (b)	MPD (b)	DCD (b)	Core Semi (c)	Emerging Technologies (d)	Consolidated
GAAP gross margin	$37,685	$40,380	$8,344	$86,409	$(2,215)	$84,194
Stock-based compensation expense	990	943	246	2,179	16	2,195
Changes in value of deferred compensation plan	(30)	(29)	(7)	(66)	—	(66)
Impairment of assets and other	965	918	239	2,122	15	2,137
Divestiture expenses	—	—	—	—	776	776
Acquistion-related expense	—	3,545	—	3,545	—	3,545

Non-GAAP gross margin	$39,610	$45,757	$8,822	$94,189	$(1,408)	$92,781

	Three Months Ended April 1, 2012.
	PSD (b)	MPD (b)	DCD (b)	Core Semi (c)	Emerging Technologies (d)	Consolidated
GAAP gross margin	$37,601	$48,505	$7,525	$93,631	$(1,850)	$91,781
Stock-based compensation expense	1,736	1,787	478	4,001	38	4,039
Changes in value of deferred compensation plan	113	116	31	260	2	262
Patent license fee	4,283	—	2,817	7,100	—	7,100

Non-GAAP gross margin	$43,733	$50,408	$10,851	$104,992	$(1,810)	$103,182

(a)	Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.
(b)	PSD - Programmable Systems Division; DCD - Data Communications Division; MPD - Memory Products Division.
(c)	“Core Semi” – Includes PSD, DCD and MPD and excludes “Emerging Technologies.”
(d)	“Emerging Technologies” – Activities outside our core semiconductor businesses outlined in footnote (c). Includes majority-owned subsidiaries AgigA Tech and Deca Technologies, Inc.

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	March 31, 2013	December 30, 2012	April 1, 2012
GAAP research and development expenses	$49,330	$47,074	$47,968
Stock-based compensation expense	(4,967)	(2,345)	(6,913)
Non-cash compensation	—	(433)	—
Changes in value of deferred compensation plan	(815)	155	(423)
Divestiture expenses	—	(306)	—
Acquisition-related expense	(207)	(2,703)	—
Impairment of assets	(1,394)	—	—

Non-GAAP research and development expenses	$41,947	$41,442	$40,632

GAAP selling, general and administrative expenses	$45,442	$52,182	$60,494
Stock-based compensation expense	(3,852)	(2,724)	(17,785)
Non-cash compensation	—	(500)	—
Acquisition-related expense	(556)	(6,545)	—
Changes in value of deferred compensation plan	(1,861)	306	(1,254)
Divestiture expenses	—	(664)	—
Impairment of assets and other	(177)	(220)	47

Non-GAAP selling, general and administrative expenses	$38,996	$41,835	$41,502

GAAP operating loss	$(29,175)	$(21,470)	$(17,640)
Stock-based compensation expense	12,437	7,264	28,737
Non-cash compensation	—	933	—
Acquisition-related expense	2,894	14,618	731
Changes in value of deferred compensation plan	3,098	(528)	1,939
Patent license fee	—	—	7,100
Loss on divestiture and expenses	—	3,351	—
Restructuring charges	11,440	2,975	228
Impairment of assets and other	5,878	2,361	(47)

Non-GAAP operating income	$6,572	$9,504	$21,048

GAAP net loss attributable to Cypress	$(28,195)	$(22,219)	$(19,460)
Stock-based compensation expense	12,437	7,264	28,737
Non-cash compensation	—	933	—
Acquisition-related expense	2,894	14,618	731
Changes in value of deferred compensation plan	674	(530)	(555)
Patent license fee	—	—	7,100
Loss on divestiture and expenses	—	3,351	—
Restructuring charges	11,440	2,975	228
Impairment of assets and other	5,525	292	2,022
Investment-related losses	—	2,171	—
Tax effects	(196)	(555)	1,727

Non-GAAP net income attributable to Cypress	$4,579	$8,300	$20,530

GAAP net loss per share attributable to Cypress - diluted	$(0.19)	$(0.15)	$(0.13)
Stock-based compensation expense	0.08	0.04	0.17
Non-cash compensation	—	0.01	—
Acquisition-related expense	0.02	0.08	0.01
Changes in value of deferred compensation plan	0.01	—	—
Patent license fee	—	—	0.04
Loss on divestiture and expenses	—	0.02	—
Restructuring charges	0.07	0.02	—
Impairment of assets and other	0.04	—	0.01
Investment-related losses	—	0.02	—
Tax effects	—	—	0.01
Non-GAAP share count adjustment	—	0.01	0.01

Non-GAAP net income per share attributable to Cypress - diluted	$0.03	$0.05	$0.12

(a)	Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2013	December 30, 2012	April 1, 2012
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$8,265	$17,302	$16,327
Net cash provided (used) by investing activities	$(895)	$(95,562)	$1,493
Net cash used in financing activities	$(13,354)	$(20,866)	$(56,253)

Other Supplemental Data (Preliminary):
Capital expenditures	$9,298	$7,809	$9,975
Depreciation	$10,355	$10,764	$10,682
Payment of dividend	$15,845	$16,057	$13,794
Dividend paid per share	$0.11	$0.11	$0.09
Dividend yield per share (a)	4.0%	4.2%	2.3%

(a)	Dividend yield per share is calculated based on annualized dividend paid per share divided by the common stock share price at the end of the period.

CYPRESS SEMICONDUCTOR CORPORATION

CONSOLIDATED DILUTED EPS CALCULATION

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	March 31, 2013		December 30, 2012		April 1, 2012
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) attributable to Cypress	$(28,195)	$4,579	$(22,219)	$8,300	$(19,460)	$20,530

Weighted-average common shares outstanding (basic)	145,689	145,689	143,605	143,605	154,022	154,022
Effect of dilutive securities:
Stock options, unvested restricted stock and other	—	12,569	—	13,723	—	20,549

Weighted-average common shares outstanding for diluted computation	145,689	158,258	143,605	157,328	154,022	174,571

Net income (loss) per share attributable to Cypress - basic	$(0.19)	$0.03	$(0.15)	$0.06	$(0.13)	$0.13
Net income (loss) per share attributable to Cypress - diluted	$(0.19)	$0.03	$(0.15)	$0.05	$(0.13)	$0.12

	March 31, 2013		December 30, 2012		April 1, 2012
Average stock price for the period ended	$10.50		$10.19		$17.19
Common stock outstanding at period end (in thousands)	146,866		144,222		151,690

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in details below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Non-GAAP financial measures used by Cypress include:

•	Gross margin;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted net income (loss) per share.

Cypress uses each of these non-GAAP financial measures for internal managerial purposes, when providing its financial results and business outlook to the public, and to facilitate period-to-period comparisons. Management believes that these non-GAAP measures provide meaningful supplemental information regarding Cypress’s operational and financial performance of current and historical results. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.

Cypress believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, are useful to investors because they allow investors to see Cypress’s results “through the eyes” of management as these non-GAAP financial measures reflect Cypress’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Cypress’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Cypress’s operating results in a manner that is focused on the performance of its ongoing operations.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Cypress’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

•	Stock-based compensation expense.

Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cypress’s control. As a result, management excludes this item from Cypress’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Cypress’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

•	Changes in value of Cypress’s key employee deferred compensation plan.

Cypress sponsors a voluntary deferred compensation plan which provides certain key employees with the option to defer the receipt of compensation in order to accumulate funds for retirement. The amounts are held in a trust and Cypress does not make contributions to the deferred compensation plan or guarantee returns on the investment. Changes in the value of the investments under the plan are excluded from the non-GAAP measures. Management believes that such non-cash item is not related to the ongoing core business and operating performance of Cypress, as the investment contributions are made by the employees themselves.

•	Restructuring charges.

Restructuring charges primarily relate to activities engaged by management to make changes related to its infrastructure in an effort to reduce costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Cypress has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from Cypress’s non-GAAP financial measures as it enhances the ability of investors to compare Cypress’s period-over-period operating results from continuing operations.

•	Acquisition-related expense.

Acquisition-related expense primarily includes: (1) amortization of intangibles, which include acquired intangibles such as purchased technology, patents and trademarks, (2) costs such as advisory, legal, accounting and other professional or consulting fees related to acquisitions, (3) severance expense incurred in connection with acquisition-related headcount reduction efforts, and (4) earn-out compensation expense, which include compensation resulting from the achievement of milestones established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Cypress’s performance after completion of acquisitions, because they are not related to Cypress’s core operating performance. Adjustments of these items provide investors with a basis to compare Cypress against the performance of other companies without the variability caused by purchase accounting.

•	Investment-related gains/losses.

Investment-related gains/losses primarily include: (1) impairment loss related to Cypress’s investment when it determines the decline in fair value is other-than-temporary in nature, and (2) gains/losses related to the sales of its debt and equity investments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and operating performance of Cypress, and in most cases, such transactions have not historically occurred in every quarter. As such, management believes that it is appropriate to exclude investment-related gains/losses from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results.

•	Impairment of assets.

Cypress wrote down the book value of certain assets to their estimated fair value as management determined these assets will be donated, sold or will have no future benefit. Cypress excludes these items because the expense is not reflective of its ongoing operating results. Excluding this data allows investors to better compare Cypress’s period-over-period performance without such expense.

•	Tax effects.

Cypress adjusts for the income tax effect that resulted from the non-GAAP adjustments as described above. Additionally, Cypress also excludes the impact of items that are related to historical activities in nature and not reflective of the ongoing operating results of Cypress.

•	Gain/losses on divestitures.

Cypress recognizes gains and losses from the exiting or sale of certain non-strategic businesses that no longer align with Cypress’s long-term operating plan. Cypress excludes these items from its non-GAAP financial measures primarily because it is not reflective of the ongoing operating performance of Cypress’s business and can distort the period-over-period comparison.

•	Patent license fee.

This fee relates to an agreement we entered into providing Cypress a license to a substantial patent portfolio, avoidance of future litigation expenses as well as future customer disruption. We determined that a portion of the agreement relates to cumulative costs for prior years. Management excluded the one-time charge which relates to prior years from the non-GAAP measures because it does not relate to Cypress’ core business or impact its ongoing operating performance.

•	Non-cash compensation.

Cypress provides awards to employees who reach certain years of service with the Company. This amount represents the accrual for benefits for awards that will be paid in the future. This non-cash expense is not reflective of Cypress’s ongoing operating results and is excluded from its non-GAAP financial measures.